UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 11 2012

GLOBETRAC INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-33309 (Commission File Number)	33-0953557 (I.R.S. Employer Identification No.)

433 Plaza Real, Suite 275 Boca Raton, Florida, U.S.A. (Address of principal executive offices)	33432 (Zip Code)

Registrant’s telephone number, including area code 1-800-648-4287

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2012, Joao daCosta  resigned as the President and the Chief Executive Officer of GlobeTrac.

Also, on May 11, 2012, Mitchell Reed Miller consented to and was appointed the President and Chief Executive Officer of GlobeTrac by the board of directors.  Mr. Miller also consented to and was appointed as an additional director of GlobeTrac by the Board of Directors on the same day.

Mitchell Reed Miller (54 years old) has been a director, and the President and Chief Executive Officer of GlobeTrac since May 2012.  For the past five years Mr. Miller has been President and CEO of H2 Energy Solutions, Inc., a master distributorship for Altergy Systems, Inc.  Mr. Miller intends to devote approximately 80% of his business time to the affairs of GlobeTrac.

Mr. Miller does not hold a directorship in any other reporting company.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that GlobeTrac was or is a party to in which Mr. Miller had or is to have a direct or indirect material interest.

Item 8.01.  Other Events.

On June 11, 2012, GlobeTrac issued a press release announcing the appointment of Mitchell Reed Miller as the new CEO and President.  A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press release dated June 11, 2012 announcing the appointment of the new CEO and President.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.
Dated: June 11, 2012	By:	/s/ Mitchell Reed Miller
Mitchell Reed Miller – CEO & President